Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS 3Q $137M NET INCOME ON IMPROVED

PERFORMANCE OF CORE BUSINESSES, STRONG MILITARY SALES

3Q Results Show Improved Performance from Core Businesses in Difficult Economy

WARRENVILLE, Ill. (Sept. 8) – Driven by continued advances in its core business, increased military sales and improvements in its cost structure, Navistar International Corporation (NYSE: NAV) reported profitable results for the third quarter ended July 31, 2010.

“Third-quarter results showed a continuation of the company’s ability to be profitable in difficult economic conditions. Beyond strong military sales, we saw improved performance from our core businesses in truck, engine and particularly service parts,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer.

Even though the industry continues at a nearly 50-year low, net income attributable to Navistar International Corporation for the third quarter ended July 31, 2010, totaled $137 million, equal to $1.83 of diluted earnings per share. Revenues for the third quarter totaled $3.2 billion. Net loss for the third quarter a year ago was $12 million, equal to $0.16 of diluted net loss per share.

“All of our businesses continue to perform well,” said Ustian. “We are encouraged by the results of the third quarter and expect to deliver full year results toward the upper end of our earnings guidance. In addition, we are experiencing several successful product launches and are actively delivering 2010-compliant products to our customers.”

While the company is reducing revenue guidance, primarily as a result of deferring military revenue to fiscal 2011, the company has found other measures to stay within previously anticipated earnings guidance. The company is reaffirming its guidance of $2.75 to $3.25 per diluted share on lower full-year revenue of $12 billion. The North American traditional industry demand is expected between 190,000 to 195,000 units for Navistar’s fiscal year ending Oct. 31, 2010, an increase of between 9 percent and 12 percent from fiscal 2009.

Summary Financial Results

	Third Quarter		Nine Months
	2010	2009	2010	2009
(Dollars in Millions, except per share data)
Sales & Revenues	$3,221	$2,506	$8,773	$8,284
Segment Results
Truck	227	(28)	338	142
Engine	(1)	45	68	150
Parts	52	93	189	312
Manufacturing Segment Profit	278	110	595	604
Income Before Taxes	156	18	201	266
Net Income Attributable to Navistar International Corporation	137	(12)	184	234
Diluted Earnings Per Share Attributable to Navistar International Corporation	1.83	(0.16)	2.51	3.27

See SEC Regulation G for additional information.

For the first nine months of fiscal 2010, net income was $184 million, equal to $2.51 of diluted earnings per share, compared with year-ago nine months net income of $234 million, equal to $3.27 of diluted earnings per share, including the favorable effects from the settlement with Ford of $176 million.

Segment Results

Truck — For the 2010 third quarter, the truck segment realized a profit of $227 million, compared with a year-ago third quarter loss of $28 million. The increase was aided by substantial military sales as part of the company’s International® MaxxPro® Dash Mine Resistant Ambush Protected (MRAP) vehicle and the military commercial off-the-shelf truck programs, improved commercial performance and continued material and manufacturing cost improvements. Commercial units sold in the company’s traditional United States and Canada Class 6-8 truck and school bus business increased by 7 percent for the third quarter and 12 percent for the nine-month period, compared with the respective prior year periods.

Engine — The engine segment nearly broke even for the third quarter in the face of the ongoing expenses associated with the launch of three families of the company’s 2010-compliant engines. In addition, the results were augmented by the 29 percent increase in its South American engine shipments over the year-ago third quarter and the increased ownership of the company’s Blue Diamond Parts operations while offset by decreased volumes in North America due to the expiration of the company’s contract with Ford. This is compared with a year-ago third quarter profit of $45 million, which was impacted by the Ford settlement and other related charges as the company began to transition from its business with Ford.

Parts — The parts segment reported a 2010 third-quarter profit of $52 million, compared with a year-ago profit of $93 million, which was positively impacted by strong MRAP parts volumes. The parts segment continues to deliver profits due to increased volumes in business in North America, partially offsetting the impact of declines in U.S. military sales.

Financial Services — The third-quarter results for financial services segment have improved as a result of lower borrowing costs and lower selling, general, and administrative expenses related to Navistar capital alliance. This was the first full quarter under the new Navistar Capital—the company’s alliance with GE Capital—and it is progressing consistent with expectations.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2009, which was filed on December 21, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$3,162	$2,433	$8,610	$8,069
Finance revenues	59	73	163	215

Sales and revenues, net	3,221	2,506	8,773	8,284

Costs and expenses
Costs of products sold	2,525	2,119	6,976	6,737
Restructuring charges	(9)	—	(23)	55
Selling, general and administrative expenses	360	309	1,070	985
Engineering and product development costs	113	101	338	339
Interest expense	58	56	189	206
Other income, net	7	56	48	232

Total costs and expenses	3,040	2,529	8,502	8,090
Equity in (loss) income of non-consolidated affiliates	(13)	25	(32)	56

Income before income tax expense and extraordinary gain	168	2	239	250
Income tax expense	19	30	17	32

Income (loss) before extraordinary gain	149	(28)	222	218
Extraordinary gain, net of tax	—	23	—	23

Net income (loss)	149	(5)	222	241
Less: Net income attributable to non-controlling interests	12	7	38	7

Net income (loss) attributable to Navistar International Corporation	$137	$(12)	$184	$234

Basic earnings (loss) per share:
Income (loss) attributable to Navistar International Corporation before extraordinary gain	$1.89	$(0.49)	$2.56	$2.98
Extraordinary gain, net of tax	—	0.33	—	0.33

Net income (loss) attributable to Navistar International Corporation	$1.89	$(0.16)	$2.56	$3.31

Diluted earnings (loss) per share:
Income (loss) attributable to Navistar International Corporation before extraordinary gain	$1.83	$(0.49)	$2.51	$2.95
Extraordinary gain, net of tax	—	0.33	—	0.32

Net income (loss) attributable to Navistar International Corporation	$1.83	$(0.16)	$2.51	$3.27

Weighted average shares outstanding:
Basic	72.0	70.8	71.6	71.0
Diluted	74.3	70.8	73.1	71.7

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	July 31, 2010	October 31, 2009
(in millions, except per share data)	(Unaudited)	(Revised)
ASSETS
Current assets
Cash and cash equivalents	$515	$1,212
Marketable securities	301	—
Trade and other receivables, net	933	855
Finance receivables, net	1,739	1,706
Inventories	1,637	1,666
Deferred taxes, net	106	107
Other current assets	238	202

Total current assets	5,469	5,748
Restricted cash and cash equivalents	354	485
Trade and other receivables, net	53	26
Finance receivables, net	1,242	1,498
Investments in non-consolidated affiliates	106	62
Property and equipment (net of accumulated depreciation and amortization of $1,871 and $1,765, at the respective dates)	1,453	1,467
Goodwill	319	318
Intangible assets (net of accumulated amortization of $117 and $101, at the respective dates)	264	264
Deferred taxes, net	46	52
Other noncurrent assets	112	103

Total assets	$9,418	$10,023

LIABILITIES, REDEEMABLE EQUITY SECURITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$661	$1,136
Accounts payable	1,680	1,872
Other current liabilities	1,117	1,177

Total current liabilities	3,458	4,185
Long-term debt	4,125	4,156
Postretirement benefits liabilities	2,161	2,570
Deferred taxes, net	170	142
Other noncurrent liabilities	544	599

Total liabilities	10,458	11,652
Redeemable equity securities	9	13
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,201	2,181
Accumulated deficit	(1,888)	(2,072)
Accumulated other comprehensive loss	(1,304)	(1,674)
Common stock held in treasury, at cost (3.7 and 4.7 shares, at the respective dates)	(125)	(149)

Total stockholders’ deficit attributable to Navistar International Corporation	(1,105)	(1,703)
Stockholders’ equity attributable to non-controlling interests	56	61

Total stockholders’ deficit	(1,049)	(1,642)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$9,418	$10,023

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended July 31,
	2010	2009
(in millions)
Cash flows from operating activities
Net income	$222	$241
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	198	213
Depreciation of equipment leased to others	38	42
Deferred taxes	9	6
Amortization of debt issuance costs and discount	29	12
Stock-based compensation	20	13
Provision for doubtful accounts	33	38
Impairment of goodwill and intangibles	—	10
Equity in loss of non-consolidated affiliates, net of dividends	35	3
Extraordinary gain on acquisition of subsidiary	—	(23)
Gain on increased equity interest in subsidiary	—	(23)
Other non-cash operating activities	51	64
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	29	311

Net cash provided by operating activities	664	907

Cash flows from investing activities
Purchases of marketable securities	(944)	(354)
Sales or maturities of marketable securities	643	356
Net change in restricted cash and cash equivalents	341	49
Capital expenditures	(162)	(120)
Purchase of equipment leased to others	(27)	(28)
Proceeds from sales of property and equipment	11	5
Investments in and advances to non-consolidated affiliates	(83)	(16)
Proceeds from sales of affiliates	4	3
Acquisition of intangibles	(12)	—
Business acquisitions, net of cash received	(2)	(42)

Net cash used in investing activities	(231)	(147)

Cash flows from financing activities
Proceeds from issuance of securitized debt	1,170	328
Principal payments on securitized debt	(1,178)	(965)
Proceeds from issuance of non-securitized debt	609	360
Principal payments on non-securitized debt	(802)	(450)
Net decrease in notes and debt outstanding under revolving credit facilities	(832)	(93)
Principal payments under financing arrangements and capital lease obligations	(56)	(33)
Debt issuance costs	(26)	(4)
Proceeds from exercise of stock options	33	8
Dividends paid by subsidiaries to non-controlling interest	(45)	(8)
Stock repurchases	—	(29)

Net cash used in financing activities	(1,127)	(886)

Effect of exchange rate changes on cash and cash equivalents	(3)	6

Decrease in cash and cash equivalents	(697)	(120)
Increase in cash and cash equivalents upon consolidation of BDP and BDT	—	80
Cash and cash equivalents at beginning of period	1,212	861

Cash and cash equivalents at end of the period	$515	$821

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income taxes. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A )	Corporate and Eliminations	Total
(in millions)
Three Months Ended July 31, 2010
External sales and revenues, net	$2,311	$456	$395	$59	$—	$3,221
Intersegment sales and revenues	—	216	45	23	(284)	—

Total sales and revenues, net	$2,311	$672	$440	$82	$(284)	$3,221

Depreciation and amortization	$40	$26	$2	$6	$4	$78
Interest expense	—	—	—	24	34	58
Equity in (loss) income of non-consolidated affiliates	(15)	1	1	—	—	(13)
Net income attributable to NIC	227	(1)	52	33	(174)	137
Income tax expense	—	—	—	—	19	19

Segment profit (loss)	$227	$(1)	$52	$33	$(155)	$156

Capital expenditures( B)	22	47	3	—	12	84

Three Months Ended July 31, 2009
External sales and revenues, net	$1,503	$487	$443	$73	$—	$2,506
Intersegment sales and revenues	2	146	48	19	(215)	—

Total sales and revenues, net	$1,505	$633	$491	$92	$(215)	$2,506

Depreciation and amortization	$45	$30	$2	$7	$4	$88
Interest expense	—	—	—	33	23	56
Equity in (loss) income of non-consolidated affiliates	19	5	1	—	—	25
Net loss attributable to NIC	(28)	45	93	20	(142)	(12)
Income tax expense	—	—	—	—	30	30

Segment profit (loss)	$(28)	$45	$93	$20	$(112)	$18

Capital expenditures(B)	22	9	4	1	7	43

Nine Months Ended July 31, 2010
External sales and revenues, net	$5,874	$1,525	$1,211	$163	$—	$8,773
Intersegment sales and revenues	1	645	143	70	(859)	—

Total sales and revenues, net	$5,875	$2,170	$1,354	$233	$(859)	$8,773

Depreciation and amortization	$120	$79	$5	$21	$11	$236
Interest expense	—	—	—	85	104	189
Equity in (loss) income of non-consolidated affiliates	(33)	(1)	2	—	—	(32)
Net income attributable to NIC	338	68	189	61	(472)	184
Income tax expense	—	—	—	—	17	17

Segment profit (loss)	$338	$68	$189	$61	$(455)	$201

Capital expenditures(B)	56	81	7	1	17	162

	Truck	Engine	Parts	Financial Services(A )	Corporate and Eliminations	Total
(in millions)
Nine Months Ended July 31, 2009
External sales and revenues, net	$5,337	$1,270	$1,462	$215	$—	$8,284
Intersegment sales and revenues	3	464	146	58	(671)	—

Total sales and revenues, net	$5,340	$1,734	$1,608	$273	$(671)	$8,284

Depreciation and amortization	$130	$89	$5	$19	$12	$255
Interest expense	—	—	—	135	71	206
Equity in (loss) income of non-consolidated affiliates	2	49	5	—	—	56
Net income attributable to NIC	142	150	312	37	(407)	234
Income tax expense	—	—	—	—	32	32

Segment profit (loss)	$142	$150	$312	$37	$(375)	$266

Capital expenditures( B)	55	43	10	2	10	120

As of July 31, 2010
Segment assets	$2,757	$1,596	$641	$3,695	$729	$9,418

As of October 31, 2009
Segment assets	2,660	1,517	664	4,136	1,046	10,023

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $67 million and $197 million for the three and nine months ended July 31, 2010, respectively, and $74 million and $232 million for the same periods in 2009.
(B)	Exclusive of purchase of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	2010 Q3	2009 Q3	2010 Nine Months	2009 Nine Months
	As Reported	As Reported	As Reported	As Reported
Sales and revenues, net ($billions)	$3.2	$2.5	$8.8	$8.3
Manufacturing segment profit ($millions*)	278	110	595	604
Below the line items	(122)	(92)	(394)	(338)
Income excluding income tax	156	18	201	266
Income tax expense	19	30	17	32
Net Income (loss) attributable to Navistar International Corporation	$137	$(12)	$184	$234
Diluted earnings (loss) per share ($s) attributable to Navistar International Corporation	$1.83	$(0.16)	$2.51	$3.27
Weighted average shares outstanding: diluted (millions)	74.3	70.8	73.1	71.7

*	In the third quarter of 2010, related to the ratification of a new collective bargaining agreement at ICC, the company incurred $10 million of restructuring benefits offset by $6 million of charges in costs of products sold for supplemental unemployment and healthcare benefits.